Exhibit 4.4.4
FORM OF NOTE

TELLURIAN INC.

10.00% Senior Secured Note due 2025

CUSIP No.: [___]	Certificate No. [___]
ISIN No.: [___]

    Tellurian Inc., a Delaware corporation, for value received, promises to pay to [___], or its registered assigns, the principal sum of [___] dollars ($[___]) on October 1, 2025 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:    January 1, April 1, July 1 and October 1 of each year, commencing on [___].

Regular Record Dates:    December 15, March 15, June 15 and September 15.

    Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

    IN WITNESS WHEREOF, Tellurian Inc. has caused this instrument to be duly executed as of the date set forth below.

TELLURIAN INC.

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

[Signature Page to Senior Secured Note Certificate No. 2]

TELLURIAN INC.

10.00% Senior Secured Note due 2025

    This Note is one of a duly authorized issue of notes of Tellurian Inc., a Delaware corporation (the “Company”), designated as its 10.00% Senior Secured Notes due 2025 (the “Notes”), all issued or to be issued pursuant to an indenture (the “Base Indenture”), dated as of June 3, 2022, between the Company and Wilmington Trust, National Association, as trustee, and an Eighth Supplemental Indenture, among the Company, Wilmington Trust, National Association, as trustee, and HB Fund LLC, as collateral agent (as amended by a First Amendment to Eighth Supplemental Indenture, dated as of January 2, 2024, by and among the Company, Wilmington Trust, National Association, as trustee, and HB Fund LLC, as collateral agent, and as may be further amended from time to time, the “Supplemental Indenture,” and the Base Indenture, as amended by the Supplemental Indenture, and as the same may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”), dated as of August 15, 2023. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

    The Indenture sets forth the rights and obligations of the Company, the Trustee, the Collateral Agent and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Supplemental Indenture. Stated Interest on this Note will begin to accrue from, and including, January 1, 2024.

2.Maturity. This Note will mature on October 1, 2025, unless earlier repurchased, or redeemed.

3.Method of Payment. Cash amounts and shares of Common Stock due on this Note will be paid in the manner set forth in Sections 2.04 and 3.01 of the Supplemental Indenture.

4.Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5.Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6.Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. Subject to the other terms of the Indenture, if a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 5.02 of the Supplemental Indenture.

7.Right of the Holder to Redeem the Notes. Subject to the other terms of the Indenture, each of the Company and the Holder will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 5.03 of the Indenture.

8.When the Company May Merge, Etc. Article 7 of the Supplemental Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

9.Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 8 of the Supplemental Indenture.

10.Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Supplemental Indenture or the Notes in the manner, and subject to the terms, set forth in Article 9 of the Supplemental Indenture.

11.Collateral. The obligations of the Company under the Indenture and this Note are secured by the Collateral, as set forth in the Collateral Documents. The Collateral may be released in certain circumstances set forth in Section 9.01 of the Supplemental Indenture.

12.No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13.Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14.Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15.Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

    To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:
Tellurian Inc.
1201 Louisiana Street, Suite 31000
Houston, TX 77002
Attention: Legal Department

ASSIGNMENT FORM

TELLURIAN INC.

10.00% Senior Secured Notes due 2025

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:
Name:

Address:

Social security or
tax identification
number:

the within Note and all rights thereunder irrevocably appoints:
as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

In connection with any transfer of the within Note, the undersigned Holder confirms that the within Note is being transferred in accordance with its terms:
CHECK ONE BOX BELOW
☐    to the Company;
☐    pursuant to an effective registration statement under the Securities Act of 1933;
☐    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933;
☐    pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or
☐     pursuant to any other exemption from registration under the Securities Act of 1933.
Unless one of the boxes is checked, the Registrar will refuse to register the within Note in the name of any person other than the registered holder thereof; provided, however, that the Registrar shall be entitled to require, prior to registering any such transfer of the within Note, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Date:
(legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

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